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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 30, 2001 for the year ended December 31, 1999 included or incorporated by reference in this annual report on Form 10-K for CECO Environmental Corp. and subsidiaries for the year ended December 31, 2000.






                                   /s/MARGOLIS & COMPANY P.C.
                                   ----------------------------
                                   Certified Public Accountants




Bala Cynwyd, PA 19004
March 30, 2001